UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Nevada	001-37823	99-0360497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 720-999 West Broadway Vancouver, British Columbia, Canada		V5Z 1K5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (604) 629-5989

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMPI	The Nasdaq Capital Market

Item 8.01. Other Events.

On June 13, 2019, DelMar Pharmaceuticals, Inc. (the “Company”) received written notice from the Nasdaq Hearings Panel of The Nasdaq Stock Market (the “Nasdaq Hearings Panel”) informing the Company that, taking into consideration the Company’s registered direct offering of shares of its common stock and concurrent private placement of warrants to purchase common stock (collectively, the “RD Offering”) that was consummated on June 5, 2019, resulting in gross proceeds of $3.6 million, and the Company’s pending rights offering, the Nasdaq Hearings Panel granted the Company’s request for continued listing, subject to the condition that on or before October 15, 2019, the Company shall have issued public disclosure on Form 8-K that it has over $2.5 million in stockholders’ equity and demonstrate compliance with all other requirements for continued listing.

As previously disclosed, on May 22, 2019 and May 23, 2019 the Company received written notices (collectively, the “Notice”) from the Listing Qualifications Department of Nasdaq indicating that, in light of the Company having reported stockholders’ equity of $1,259,161 as of March 31, 2019 in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, the Company was not in compliance with the $2,500,000 minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market (the “Stockholder’s Equity Requirement”), or with any alternative standard under the Nasdaq Listing Rules. The Notice requested that the Company present a plan to regain compliance with the above-mentioned deficiency by written submission no later than May 29, 2019, which the Company submitted within such time period, in order to be considered by the Nasdaq Hearings Panel that was, until May 23, 2019, considering the Company’s continued listing due to the Company’s previously cured deficiency with respect to the $1.00 per share bid price requirement, as previously disclosed.

On April 18, 2019, the Company filed a registration statement in connection with a proposed rights offering for its stockholders to subscribe for shares of the Company’s preferred stock and accompanying warrants to purchase shares of the Company’s common stock, which registration statement was last amended on June 10, 2019. The Company expects to utilize the proceeds from the rights offering and the RD Offering towards establishing compliance with the Stockholder’s Equity Requirement; provided that the Company will need to raise additional capital to obtain compliance.

There can be no assurance that the Company will be successful in meeting the Nasdaq Hearings Panel’s conditions, or that the Company will be successful in regaining compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. The delisting of the Company’s common stock from a national exchange could materially adversely affect the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of the common stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Date: June 17, 2019	By:	/s/ Scott Praill
Name: Scott Praill Title: Chief Financial Officer

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